Exhibit 99.3

FIRST MUTUAL BANCSHARES, INC. ELECTION AND TRANSMITTAL FORM

ELECTION AND TRANSMITTAL FORM

Pursuant to the terms of the Agreement and Plan of Merger, dated July 2, 2007 and as amended on August 27, 2007 (“Merger Agreement”), between Washington Federal, Inc. (“Washington Federal”) and First Mutual Bancshares, Inc. (“First Mutual”), the undersigned shareholder(s) of First Mutual may elect to receive cash and/or shares of common stock of Washington Federal in exchange for his or her shares of First Mutual common stock upon consummation of the merger of First Mutual with and into Washington Federal. The election is subject to allocation procedures intended to ensure that 50% of the aggregate value of the merger consideration is paid in the form of shares of Washington Federal common stock, with the remaining 50% of the aggregate merger consideration to be paid in cash, as set forth in the Merger Agreement.

I/We the undersigned, surrender to you for exchange the share(s) identified below. I/We certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of First Mutual Common stock represented by the enclosed certificates, have full authority to surrender these certificate(s), give the instructions in this Election and Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Œ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X_________________________________________________________________________

            Signature of Stockholder                     Date Daytime                             Telephone #

X_________________________________________________________________________

            Signature of Stockholder                     Date Daytime                             Telephone #

 SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ________________________________ Date: ______________________

PLACE AN X IN ONE ELECTION BOX ONLY

Ž	☐ All Cash Election Only

	☐ All Stock Election Only

                                                     (SHARES ELECTED FOR CASH)

 ☐    Cash and Stock Election     ☐☐☐☐☐☐☐☐  ●  ☐☐☐☐

                                                       WHOLE SHARES     FRACTIONS

                                             Note: Remaining shares are elected for stock.

‘	☐ No Election

If you cannot produce some or all of your First Mutual Bancshares, Inc. stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

Please complete the back if you would like to transfer ownership or request special mailing.

’ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known                            Number of Shares

                                                 Attach separate schedule if needed

By signing this Election and Transmittal Form, I/we or myself/ourselves swear, depose and state that: I/we or myself/ourselves am/are the lawful owner(s) of the certificate(s) representing shares of First Mutual common stock owned by the undersigned (the “Securities”). The Securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in this Election and Transmittal Form, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the Securities for cancellation should I/we or myself/ourselves, at any time, find the Securities.

I/We or myself/ ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the Securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Washington Federal, First Mutual, and each of their subsidiaries, successors and assigns from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the Securities without requiring surrender of the original Securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________________________on this (date)_______________________________________________

                                                         (Deponent) (Indemnitor) (Heirs Individually)                                     Month                      Day                             Year

Social Security #___________________________ Date____________________ Notary Public_____________________________________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1.	Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

• Enter number of share(s) lost _______________X (Cash Rate) $XXXXX.XX = $________________ share value

• If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2.	Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

• The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X 1(%) or (.01) = $__________________ Surety Premium

3.	Add the service fee based on the share value fee guide noted below $__________________ Service Fee

• If the share value is less than or equal to $250.00, the Service Fee = $50.00

• If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

• If the share value is greater than $3,000.00, the Service Fee = $200.00

4.	Total amount due (add lines 2 & 3)….$__________________ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

“ Special Transfer Instructions		” Special Transfer Instructions

If you want your shares of Washington Federal common stock, check for fractional shares, and/or check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor—Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE ELECTION AND TRANSMITTAL FORM

Œ Sign, date and include your daytime telephone number in this Election and Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates representing shares of First Mutual common stock in the enclosed envelope.

 PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

Ž If you are electing to receive all your shares in cash, please check this box only.

 If you are electing to receive all your shares in stock, please check this box only.

 If you are electing to receive your shares in both cash and stock, please check this box and indicate the number of shares you would like to receive in cash. The remaining shares presented will be received in stock.

‘ If you do not have a preference to receive your shares in cash or stock, please check this box only.

’ If you cannot produce some or all of your First Mutual stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon Investor Services. To do so through Mellon Investor Services program with Federal Insurance Company, complete Box 7 on the front side of this Election and Transmittal Form, including the lost securities premium and service fees calculations, and return this Election and Transmittal Form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon Investor Services its service fee only. Please contact Mellon Investor Services at the number provided below for further instructions on obtaining your own bond.

“ If you want your shares of Washington Federal common stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.

” Fill in Box 9 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-XXX-XXX-XXXX (Toll Free)

From outside the U.S.:

1-XXX-XXX-XXXX (Collect)

WHERE TO FORWARD YOUR ELECTION AND TRANSMITTAL FORM

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box XXXX South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310